Exhibit 99.2
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ISSUES CALENDAR 2007 GUIDANCE.
NEW YORK, January 4, 2007 /PRNewswire/ — Town Sports International Holdings, Inc. (TSI, or the Company) (NASDAQ: CLUB), a leading owner of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names New York Sports Clubs, Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs, is issuing guidance for the calendar year 2007.
2007 Guidance:
The Company expects to open approximately 15 new clubs in 2007, up from preliminary guidance given on its third quarter 2006 conference call of 10 to 12 new clubs. Based upon the current business environment and current trends in our marketplace, the Company currently expects revenues for the year to be in the range of $475 to $480 million, a 10% to 11% growth over 2006. TSI expects calendar 2007 net income to be in the range of $19 to $20 million and earnings per share (EPS) to be in the range of $0.73 to $0.76. These statements are subject to risks and uncertainties in any forward looking statements. The Company will give additional guidance for 2007 on its calendar 2006 year-end conference call.
Robert Giardina, Chief Executive Officer of TSI, commented, “We are pleased to have a strong pipeline of new clubs that will allow us to grow our square footage and clubs by approximately 10% in 2007. While this level of expansion has a slightly dilutive impact on earnings in the first year, it will enable us to accelerate our rate of growth since becoming public in June 2006.” Mr. Giardina continued, “We are also pleased with recent opening of our 100th club in the New York City metro area, a milestone that highlights the intensity of our clustering strategy in that market.”
In a separate release today, the Company updated guidance on its calendar 2006 earnings. It also announced that management will participate at the ICR XChange Conference to be held on Wednesday January 10, 2007 at the St. Regis Monarch Beach Resort, Dana Point, CA.
About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States. In addition to New York Sports Clubs, TSI operates under the brand names of Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs, with 146 clubs and approximately 447,000 members in the U.S. as of December 31, 2006. In addition, the Company operates three clubs in Switzerland with approximately 6,000 members. For more information on TSI visit http://www.mysportsclubs.com.

Forward-Looking Statements:
Statements in this release that do not constitute historical facts, including, without limitation, statements under the caption “2007 Guidance” and other statements regarding future financial results and performance and potential sales revenue are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.
These statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including the level of market demand for the Company’s services, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, the application of federal and state tax laws and regulations, and other specific factors discussed herein and in other releases and public filings made by the Company; accordingly, actual results could differ materially from any such forward-looking statement. The forward-looking statements speak only as of the date and hereof and the Company does not intend to update this information to reflect developments or information obtained after the date hereof and the Company disclaims any legal obligation to the contrary.
CONTACT:
Town Sports International Holdings, Inc.:
Investor Relations: (212) 246-6700 extension 710 or investor.relations@town-sports.com
Public Relations:
Joseph Telklits, Integrated Corporate Relations (203) 682-8200 or joseph.teklits@icrinc.com